UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )
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EPAM Systems, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EPAM Systems, Inc.
Supplement to the Notice of 2026 Annual Meeting of Stockholders to be held on May 21, 2026 and accompanying Proxy Statement.
This proxy statement supplement (this “Supplement”) updates and amends our definitive proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission on April 6, 2026 regarding the 2026 Annual Meeting of Stockholders of EPAM Systems, Inc. (the “Annual Meeting”) to be held on May 21, 2026 at 10:00 a.m. EDT via live audio webcast available at https://www.virtualshareholdermeeting.com/EPAM2026.
Except as updated by this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or live at the Annual Meeting. Capitalized terms not defined in this Supplement have the meanings set forth in the Proxy Statement. This Supplement, the Proxy Statement, and our Annual Report on Form 10-K for the year ended December 31, 2025, are available at https://www.proxyvote.com. The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as amended by this Supplement.
If you have already submitted a proxy to vote your shares at the Annual Meeting and do not wish to change your vote, you do not need to resubmit a new proxy.

If you have already submitted your proxy and would like to change or revoke your proxy on any proposal, please refer to the disclosure under the heading “Can I change my vote or revoke my proxy?” in the section of the Proxy Statement beginning on page 89 entitled “Questions and Answers About the 2026 Annual Meeting & Voting Your Shares” for instructions on how to do so.
Clarification of the Voting Requirements and Effects of Abstentions and Broker Non-Votes
The purpose of this Supplement is to clarify the voting requirements for each of the seven proposals in the Proxy Statement and the effect of stockholders that abstain from casting a vote on the applicable proposal, referred to as “abstentions” in the Proxy Statement, and stockholders that beneficially own shares of Common Stock in street name and do not provide specific voting instructions to their Broker, referred to as “broker non-votes” in the Proxy Statement.
Each of Proposals 1 through 6 include a sub-section entitled “Vote Required” where we explain the votes that are required to approve the proposal and in some cases, the effect of abstentions and broker non-votes.  Proposal 7 does not include a “Vote Required” sub-section.  The table immediately below replaces the first paragraph of the “Vote Required” disclosure in the Proxy Statement for Proposals 1 through 6 to clarify the voting requirement and the effect of abstentions and broker non-votes on the outcome of each proposal and  adds a “Vote Required” sub-section for Proposal 7.
Proposal Number and Title	First Page of Proposal	Update to “Vote Required” Disclosure
Proposal 1: Election of Directors	20	Directors are elected by a majority of the votes cast with respect to that nominee’s election. Abstentions and broker non-votes have no effect on the outcome of this proposal.
Proposal 2: Approval of the Special Meeting Charter Amendment	26
The approval of this Special Meeting Charter Amendment requires the affirmative vote of the majority of the outstanding stock entitled to vote on this proposal. Abstentions and broker non-votes have the same effect on the outcome of this proposal as votes AGAINST this proposal.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm	41
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of the majority of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on this proposal. Abstentions have the same effect on the outcome of this proposal as votes AGAINST this proposal. We do not expect any broker non-votes on this proposal.

Proposal 4: Annual Advisory Vote to Approve Executive Compensation	69
The advisory vote to approve executive compensation requires the affirmative vote of the majority of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on this proposal. Abstentions have the same effect on the outcome of this proposal as votes AGAINST this proposal. Broker non-votes have no effect on the outcome of this proposal.

Proposal 5: Approval of Amendment No. 1 to the EPAM Systems, Inc. 2025 Long Term Incentive Plan	75
Approval of Amendment No. 1 to the 2025 Plan requires the affirmative vote of the majority of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on this proposal. As of March 16, 2026, there are only 512,838 shares available for issuance under the 2025 Plan. If Amendment No. 1 to the 2025 Plan is not approved at the Annual Meeting, the Company will have a limited ability to issue any equity or equity-based awards due to these limitations. Abstentions have the same effect on the outcome of this proposal as votes AGAINST this proposal. Broker non-votes have no effect on the outcome of this proposal.

Proposal 6: Approval of Amendment No. 1 to the EPAM Systems, Inc. 2021 Employee Stock Purchase Plan	82
Approval of Amendment No. 1 to the ESPP requires the affirmative vote of the majority of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on this proposal. As of March 16, 2026, there are only 213,033 shares available for issuance under the ESPP. If Amendment No. 1 to the ESPP is not approved at the Annual Meeting, the Company will have limited ability to encourage our employees to remain in our service and more closely aligning their interests with those of our stockholders. Abstentions have the same effect on the outcome of this proposal as votes AGAINST this proposal. Broker non-votes have no effect on the outcome of this proposal.

Proposal 7: Stockholder Proposal to Hold an Advisory Vote on a Proposal to give Shareholders an Ability to Call for a Special Shareholders Meeting	87
The following sub-section is added to Page 88 following the Board’s Opposition Statement:

Vote Required

Approval of the stockholder proposal requires the affirmative vote of the majority of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on this proposal. Abstentions have the same effect on the outcome of this proposal as votes AGAINST this proposal. Broker non-votes have no effect on the outcome of this proposal.

The table below summarizes each of the Vote Required sub-sections in all seven proposals, including the effect of abstentions and broker non-votes, in one place, and replaces in its entirety the disclosure under the heading “What vote is required to approve each item?” on page 93 of the Proxy Statement in the “Questions and Answers About the 2026 Annual Meeting & Voting Your Shares” section.
Proposal Number and Title	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes
Proposal 1: Election of Directors	Majority of the votes cast with respect to the applicable nominee’s election	No effect	No effect
Proposal 2: Approval of the Special Meeting Charter Amendment	Majority of the outstanding stock entitled to vote on this proposal	AGAINST	AGAINST
Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on this proposal	AGAINST	No broker non-votes expected
Proposal 4: Annual Advisory Vote to Approve Executive Compensation	Majority of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on this proposal	AGAINST	No effect
Proposal 5: Approval of Amendment No. 1 to the EPAM Systems, Inc. 2025 Long Term Incentive Plan	Majority of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on this proposal	AGAINST	No effect
Proposal 6: Approval of Amendment No. 1 to the EPAM Systems, Inc. 2021 Employee Stock Purchase Plan	Majority of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on this proposal	AGAINST	No effect
Proposal 7: Stockholder Proposal to Hold an Advisory Vote on a Proposal to give Shareholders an Ability to Call for a Special Shareholders Meeting	Majority of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on this proposal	AGAINST	No effect